SMITH BARNEY INVESTMENT TRUST
                        AMENDMENT NO. 12
                               TO
      THE FIRST AMENDED AND RESTATED MASTER TRUST AGREEMEMT

     AMENDMENT  NO.  12 to the First Amended and Restated  Master
Trust Agreement dated as of February 28, 1998 (as amended to date, the "Agreement") of Smith Barney Investment Trust (the
"Trust"), made as of the 1st day of April 2006.

                           WITNESSETH:

     WHEREAS, Article VII, Section 7.3 of the Agreement provides that the Agreement may be amended at any time, so long as such amendment does not adversely affect the rights of any shareholder and so long as such amendment is not in contravention of applicable law, including the Investment Company Act of 1940, as amended, by an instrument in writing signed by an officer of the Trust pursuant to a vote of a majority of the Trustees; and

     WHEREAS,  on     ,  2005, a majority of the Trustees  voted,
effective April 7, 2006, to change the name of the Trust from Smith Barney Investment Trust to Legg Mason Partners Investment
Trust;

       WHEREAS, on , 2005, a majority of the Trustees voted, effective April 7, 2006, to change the name of the Sub-Trusts from Smith Barney Intermediate Maturity California Municipals
Fund to Legg Mason Partners Intermediate Maturity California Municipals Fund, from Smith Barney Intermediate Maturity New York Municipals Fund to Legg Mason Partners Intermediate Maturity New York Municipals Fund, from Smith Barney Large Capitalization Growth Fund to Legg Mason Partners Large Capitalization Growth Fund, from Smith Barney S&P 500 Index Fund to Legg Mason Partners S&P 500 Index Fund, from Smith Barney Mid Cap Core Fund to Legg Mason Partners Mid Cap Core Fund and from Smith Barney Classic Values Fund to Legg Mason Partners Classic Values Fund; and

     WHEREAS,  on    , 2005, a majority of the Trustees voted  to
redesignate the "Smith Barney Shares" shares of Smith Barney  S&P
500 Index Fund Sub-Trust as "Class A"; and "Citi Shares" shares of Smith Barney S&P 500 Index Fund Sub-Trust as "Class D."

     WHEREAS, the undersigned has been duly authorized by the Trustees to execute and file this Amendment No. 12 to the Agreement;

     NOW, THEREFORE, effective May 1, 2006, the Agreement is hereby amended as follows:

     1. Article I, Section 1.1 of the Agreement is hereby deleted and replaced with the following:

      Section  1.1    Name.  This Trust shall be known  as  "Legg
Mason Partners Investmenet Trust" and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

     2.    The first paragraph of Article IV, Section 4.2 of  the
Agreement is hereby amended to read in pertinent part as follows:


"Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts and classes, the Trustees hereby establish and designate the following Sub-Trusts and classes thereof: Legg Mason Partners Intermediate Maturity California Municipals Fund, Legg Mason Partners Intermediate Maturity New York Municipals Fund, Legg Mason Partners Large Capitalization Growth Fund, Legg Mason Partners S&P 500 Index Fund, Legg Mason Partners Mid Cap Core Fund and Legg Mason Partners Classic Values Fund, each of which, shall consist of one class designated as Class A, and solely with respect to Legg Mason Partners Intermediate Maturity California Municipals Fund, Legg Mason Partners Intermediate Maturity New York Municipals Fund, Legg Mason Partners Large Capitalization Growth Fund, Legg Mason Partners Mid Cap Core Fund and Legg Mason Partners Classic Values Fund, additional classes designated as Class B, Class L and Class Y shares, and solely with respect to the Legg Mason Partners S&P 500 Index Fund, a class designated as Class D, and solely with respect to Legg Mason Partners Mid Cap Core Fund, Legg Mason Partners Large Capitalization Growth Fund and Legg Mason Partners S&P 500 Index Fund an additional class designated as Class Z shares; and solely with respect to the Legg Mason Partners Mid Cap Core Fund, an additional class designated as Class 1 shares, and solely with respect to Legg Mason Partners Intermediate Maturity California Municipals Fund and Legg Mason Partners Intermediate Maturity New York Municipals Fund, an additional class designated as Class O shares. The Shares of such Sub-Trusts and classes thereof and any Shares of any further Sub-Trust or classes that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing and designating the same) have the following relative rights and preferences:"

     The undersigned hereby certifies that the Amendment set forth above has been duly adopted in accordance with the provisions of the Agreement.

  IN WITNESS WHEREOF, the undersigned has hereto set his hands as of the day and year first above written.

                                   SMITH BARNEY INVESTMENT TRUST



                                   By:
                                   Name:  Michael Kocur
                                   Title:   Assistant Secretary